UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fortress Transportation and Infrastructure Investors LLC (NASDAQ: FTAI), a Delaware limited liability company (“FTAI” or the “Company”) has engaged D.F. King & Co. to assist the Company in solicitation of proxies in connection with the upcoming special meeting of shareholders of FTAI for an anticipated fee of $15,000, and have agreed to reimburse D.F. King & Co. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify D.F. King & Co. against certain losses, costs and expenses.